Exhibit 99.1

Health Catalyst Reports First Quarter 2024 Results

SALT LAKE CITY, UT, May 9, 2024 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended March 31, 2024.

“For the first quarter of 2024, I am pleased by our strong financial results, including total revenue of $74.7 million and Adjusted EBITDA of $3.4 million, with these results beating the mid-point of our quarterly guidance on each metric. This financial performance demonstrates our ability to continue to scale our business as we drive toward our long-term profitability goals. We are reiterating our full year 2024 total revenue and Adjusted EBITDA guidance ranges and also reiterating both of our bookings metrics, inclusive of dollar-based retention rate and net new DOS Subscription client additions.” said Dan Burton, CEO of Health Catalyst.

Financial Highlights for the Three Months Ended March 31, 2024

Key Financial Metrics

	Three Months Ended March 31,		Year over Year Change
	2024	2023
GAAP Financial Measures:	(in thousands, except percentages, unaudited)
Total revenue	$74,723	$73,868	1%
Gross profit	$29,321	$28,158	4%
Gross margin	39%	38%
Net loss	$(20,587)	$(33,190)	38%
Non-GAAP Financial Measures:(1)
Adjusted Gross Profit	$38,319	$38,372	—%
Adjusted Gross Margin	51%	52%
Adjusted EBITDA	$3,377	$4,164	(19)%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the second quarter of 2024, we expect:
•Total revenue between $73.5 million and $76.5 million, and
•Adjusted EBITDA between $5.0 million and $7.0 million
For the full year of 2024, we expect:
•Total revenue between $304.0 million and $312.0 million, and
•Adjusted EBITDA between $24.0 million and $26.0 million
We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure, to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
We will host a conference call to review the results today, Thursday, May 9, 2024, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 225-9448 for U.S. participants, or (203) 518-9708 for international participants, and referencing conference ID “HCAT Q124.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its clients leverage the cloud-based data platform — powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO's social media accounts, in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the second quarter and full year 2024. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) the impact of the challenging macroeconomic environment (including high inflationary and/or high interest rate environments) on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 expected to be filed with the SEC on or about May 9, 2024 and the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 22, 2024. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of March 31,	As of December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$201,370	$106,276
Short-term investments	126,415	211,452
Accounts receivable, net	53,874	60,290
Prepaid expenses and other assets	15,477	15,379
Total current assets	397,136	393,397
Property and equipment, net	24,697	25,712
Intangible assets, net	66,217	73,384
Operating lease right-of-use assets	12,003	13,927
Goodwill	190,652	190,652
Other assets	4,407	4,742
Total assets	$695,112	$701,814
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,697	$6,641
Accrued liabilities	19,614	23,282
Deferred revenue	63,550	55,753
Operating lease liabilities	3,347	3,358
Total current liabilities	92,208	89,034
Convertible senior notes	228,413	228,034
Deferred revenue, net of current portion	81	77
Operating lease liabilities, net of current portion	17,112	17,676
Other liabilities	88	74
Total liabilities	337,902	334,895

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 58,956,132 and 58,295,491 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1,495,091	1,484,056
Accumulated deficit	(1,137,757)	(1,117,170)
Accumulated other comprehensive income (loss)	(124)	33
Total stockholders’ equity	357,210	366,919
Total liabilities and stockholders’ equity	$695,112	$701,814

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Revenue:
Technology	$46,966	$47,186
Professional services	27,757	26,682
Total revenue	74,723	73,868
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	15,315	14,727
Professional services(1)(2)(3)	23,202	23,577
Total cost of revenue, excluding depreciation and amortization	38,517	38,304
Operating expenses:
Sales and marketing(1)(2)(3)	19,058	18,569
Research and development(1)(2)(3)	14,871	17,082
General and administrative(1)(2)(3)(4)(5)	14,564	23,833
Depreciation and amortization	10,525	10,994
Total operating expenses	59,018	70,478
Loss from operations	(22,812)	(34,914)
Interest and other income, net	2,338	1,793
Loss before income taxes	(20,474)	(33,121)
Income tax provision	113	69
Net loss	$(20,587)	$(33,190)
Net loss per share, basic and diluted	$(0.35)	$(0.60)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	58,592	55,485
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2024	2023
Stock-Based Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$365	$416
Professional services	1,332	1,774
Sales and marketing	3,990	5,442
Research and development	1,844	2,673
General and administrative	3,307	3,579
Total	$10,838	$13,884

(2)    Includes acquisition-related costs (benefit), net, as follows:

	Three Months Ended March 31,
	2024	2023
Acquisition-related costs (benefit), net:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$65	$71
Professional services	91	101
Sales and marketing	64	101
Research and development	202	194
General and administrative	391	14
Total	$813	$481

(3)    Includes restructuring costs as follows:

	Three Months Ended March 31,
	2024	2023
Restructuring costs:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$79	$12
Professional services	181	434
Sales and marketing	449	1,205
Research and development	443	286
General and administrative	661	118
Total	$1,813	$2,055

(4)    Includes litigation costs as follows:

	Three Months Ended March 31,
	2024	2023
Litigation costs:	(in thousands)
General and administrative	$—	$11,664
Total	$—	$11,664

(5)    Includes non-recurring lease-related charges as follows:

	Three Months Ended March 31,
	2024	2023
Non-recurring lease-related charges:	(in thousands)
General and administrative	$2,200	$—
Total	$2,200	$—

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(20,587)	$(33,190)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	10,838	13,884
Depreciation and amortization	10,525	10,994
Impairment of long-lived assets	2,200	—
Non-cash operating lease expense	781	764
Amortization of debt discount and issuance costs	379	377
Investment discount and premium accretion	(1,965)	(1,979)
Provision for expected credit losses	2,405	1,514
Deferred tax provision	14	2
Other	4	19
Change in operating assets and liabilities:
Accounts receivable, net	4,011	(15,405)
Prepaid expenses and other assets	300	(420)
Accounts payable, accrued liabilities, and other liabilities	(5,495)	7,709
Deferred revenue	7,801	11,027
Operating lease liabilities	(945)	(876)
Net cash provided by (used in) operating activities	10,266	(5,580)

Cash flows from investing activities
Purchase of short-term investments	137,000	107,100
Proceeds from the sale and maturity of short-term investments	(50,197)	(81,070)
Capitalization of internal-use software	(2,530)	(2,864)
Purchases of property and equipment	(208)	(425)
Purchase of intangible assets	(84)	(98)
Proceeds from the sale of property and equipment	3	6
Net cash provided by investing activities	83,984	22,649

Cash flows from financing activities
Proceeds from employee stock purchase plan	843	1,174
Proceeds from exercise of stock options	20	727
Repurchase of common stock	—	(1,808)
Net cash provided by financing activities	863	93
Effect of exchange rate changes on cash and cash equivalents	(19)	5
Net increase in cash and cash equivalents	95,094	17,167

Cash and cash equivalents at beginning of period	106,276	116,312
Cash and cash equivalents at end of period	$201,370	$133,479

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Gross profit is a GAAP financial measure that is calculated as revenue less cost of revenue, including depreciation and amortization of capitalized software development costs and acquired technology. We calculate gross margin as gross profit divided by our revenue. Adjusted Gross Profit is a non-GAAP financial measure that we define as gross profit, adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses, as well as certain other non-recurring operating expenses, and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.
We present both of these measures for our technology and professional services business. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall profitability.

The following is a calculation of our gross profit and gross margin and a reconciliation of gross profit and gross margin to our Adjusted Gross Profit and Adjusted Gross Margin in total and for technology and professional services for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31, 2024
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$46,966	$27,757	$74,723
Cost of revenue, excluding depreciation and amortization	(15,315)	(23,202)	(38,517)
Amortization of intangible assets, cost of revenue	(4,371)	—	(4,371)
Depreciation of property and equipment, cost of revenue	(2,514)	—	(2,514)
Gross profit	24,766	4,555	29,321
Gross margin	53%	16%	39%
Add:
Amortization of intangible assets, cost of revenue	4,371	—	4,371
Depreciation of property and equipment, cost of revenue	2,514	—	2,514
Stock-based compensation	365	1,332	1,697
Acquisition-related costs, net(1)	65	91	156
Restructuring costs(2)	79	181	260
Adjusted Gross Profit	$32,160	$6,159	$38,319
Adjusted Gross Margin	68%	22%	51%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the ARMUS and KPI Ninja acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions.

	Three Months Ended March 31, 2023
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$47,186	$26,682	$73,868
Cost of revenue, excluding depreciation and amortization	(14,727)	(23,577)	(38,304)
Amortization of intangible assets, cost of revenue	(5,107)	—	(5,107)
Depreciation of property and equipment, cost of revenue	(2,299)	—	(2,299)
Gross profit	25,053	3,105	28,158
Gross margin	53%	12%	38%
Add:
Amortization of intangible assets, cost of revenue	5,107	—	5,107
Depreciation of property and equipment, cost of revenue	2,299	—	2,299
Stock-based compensation	416	1,774	2,190
Acquisition-related costs, net(1)	71	101	172
Restructuring costs(2)	12	434	446
Adjusted Gross Profit	$32,958	$5,414	$38,372
Adjusted Gross Margin	70%	20%	52%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the ARMUS and KPI Ninja acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) income tax provision, (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, (vi) litigation costs, (vii) restructuring costs, and (viii) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs, litigation costs and non-recurring lease-related charges allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net loss	$(20,587)	$(33,190)
Add:
Interest and other (income) expense, net	(2,338)	(1,793)
Income tax provision	113	69
Depreciation and amortization	10,525	10,994
Stock-based compensation	10,838	13,884
Acquisition-related costs, net(1)	813	481
Litigation costs(2)	—	11,664
Restructuring costs(3)	1,813	2,055
Non-recurring lease-related charges(4)	2,200	—
Adjusted EBITDA	$3,377	$4,164
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses and post-acquisition restructuring costs incurred as part of business combinations.
(2)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Note 15 in our condensed consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(4)Non-recurring lease-related charges include the lease-related impairment charge related to our corporate office space designated for subleasing. For additional details, refer to Note 9 in our condensed consolidated financial statements.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) restructuring costs, (iv) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, (v) litigation costs, (vi) non-recurring lease-related charges, and (vii) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Income provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended March 31,
	2024	2023
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(20,587)	$(33,190)
Add:
Stock-based compensation	10,838	13,884
Amortization of acquired intangibles	7,251	7,780
Restructuring costs	1,813	2,055
Acquisition-related costs, net(1)	813	481
Litigation costs(2)	—	11,664
Non-recurring lease-related charges(3)	2,200	—
Non-cash interest expense related to convertible senior notes	379	377
Adjusted Net Income	$2,707	$3,051
Denominator:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted, and Adjusted Net Income per share, basic	58,591,514	55,484,835
Non-GAAP dilutive effect of stock-based awards	254,323	792,630
Non-GAAP weighted-average shares outstanding used in calculating Adjusted Net Income per share, diluted	58,845,837	56,277,465

Net loss per share, basic and diluted	$(0.35)	$(0.60)
Adjusted Net Income per share, basic	$0.05	$0.05
Adjusted Net Income per share, diluted	$0.05	$0.05
______________
(1)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(2)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(3)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Note 15 in our condensed consolidated financial statements.
(4)Non-recurring lease-related charges include the lease-related impairment charge related to our corporate office space designated for subleasing. For additional details, refer to Note 9 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Jack Knight
Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Tarah Neujahr Bryan
Chief Marketing Officer
media@healthcatalyst.com